UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 7, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(786) 425-3848
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 3.02 of this Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On February 7, 2007, DOR BioPharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) for the issuance and sale of an aggregate of 11,680,850 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.47 per share in a private placement to institutional investors and certain officers and directors (the “Investors”), for aggregate gross proceeds of $5,490,000. On February 9, 2007, the Company completed the issuance and sale of the Shares to the Investors pursuant to the Purchase Agreement. Growth Capital Partners, LLC has acted as exclusive placement agent in connection with the transaction and will receive a placement agent fee equal to five percent (5%) of the gross proceeds received by the Company from the Investors and warrants to purchase up to five percent (5%) of the Shares sold to the Investors, which warrants are exercisable at a 10% premium above the purchase price of the Shares.

Pursuant to a Registration Rights Agreement dated February 7, 2007 (the “Registration Rights Agreement”), the Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the Shares.

A complete copy of each of the Securities Purchase Agreement, the Registration Rights Agreement and the related press release dated February 9, 2007, are filed herewith as exhibits to this report. The description of the proposed investment in this report is qualified in its entirety by reference to the Securities Purchase Agreement and the Registration Rights Agreement.

The Securities Purchase Agreement and the Registration Rights (together, the “Documents”) are provided to give investors information regarding the Documents’ respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Documents were made only for purposes of those Documents and as of specific dates, were solely for the benefit of the parties to those Documents, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Documents. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Documents and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

10.1	Securities Purchase Agreement dated February 7, 2007 by and among the Company and the investors named therein.
10.2	Registration Rights Agreement dated February 7, 2007 by among the Company and the investors named therein.
99.1	Press release issued by the Company on February 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By: /s/ Christopher J. Schaber
Name: Christopher J. Schaber
Title: Chief Executive Officer

Date: February 9, 2007

Exhibit  No. Description

10.1	Securities Purchase Agreement dated February 7, 2007 by and among the Company and the investors named therein.
10.2	Registration Rights Agreement dated February 7, 2007 by among the Company and the investors named therein.
99.1   Press release issued by the Company on February 9, 2007